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                                                                      EXHIBIT g

                         INVESTMENT MANAGEMENT AGREEMENT

         AGREEMENT made as of the 12th day of March, 2004 (the "Agreement"), between CALAMOS ASSET MANAGEMENT, INC., a corporation organized under the laws of the State of Illinois and having its principal office and place of business in Naperville, Illinois (the "Manager"), and CALAMOS STRATEGIC TOTAL RETURN FUND, a Delaware business trust having its principal office and place of business in Naperville, Illinois (the "Trust").

         WHEREAS, the Trust is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

         WHEREAS, the Trust wishes to retain the Manager to provide certain investment advisory, management and administrative services; and

         WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

         THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties as follows:

         1. APPOINTMENT OF MANAGER. The Trust appoints the Manager to act as manager and investment adviser to the Trust for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. DUTIES OF MANAGER. The Manager, at its own expense, shall furnish the following services and facilities to the Trust:

                  (a) Portfolio Management Services. Subject to the overall supervision and review of the Board of Trustees of the Trust ("Trustees"), the Manager will regularly provide the Trust with investment research, advice and supervision and will furnish continuously an investment program for the Trust, consistent with the investment objectives and policies of the Trust. The Manager will determine from time to time what securities shall be purchased for the Trust, what securities shall be held or sold by the Trust and what portion of the Trust's assets shall be held uninvested as cash, subject always to the provisions of the Trust's Certificate of Trust, Agreement and Declaration of Trust, By-Laws and its registration statement under the 1940 Act and under the Securities Act of 1933 covering the Trust's shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Trust, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Trustees may from time to time establish. To carry out such determinations, the Manager will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

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                  The Manager shall place all orders for the purchase and sale of portfolio securities for the account of the Trust with brokers or dealers selected by the Manager, although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3. In executing portfolio transactions and selecting brokers or dealers, the Manager will use its best efforts to seek on behalf of the Trust or any Fund thereof the best overall terms available for any transaction. The Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and/or other accounts over which the Manager or an affiliate of the Manager exercises investment discretion. The Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of "commission" (as that term is used in Section 28(c), and as identified by the Commission) another broker or dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

                  Manager (or an affiliate of Manager) may act as broker for Trust in connection with the purchase or sale of securities by or to the Trust if and to the extent permitted by procedures adopted from time to time by the Trustees. Such brokerage services are not within the scope of the duties of Manager under this agreement, and, within the limits permitted by law and the Trustees, Manager (or an affiliate of Manager) may receive brokerage commissions, fees or other remuneration from the Trust for such services in addition to its fee for services as Manager. Within the limits permitted by law, Manager may receive compensation from the Trust for other services performed by it for the Trust which are not within the scope of the duties of Manager under this Agreement.

                  (b) Other Services. In addition to the portfolio management services specified above in Paragraph 2(a), the Manager shall furnish for use of the Trust such office space and facilities as the Trust may require for its reasonable needs and shall supervise the business and affairs of the Trust and shall provide the following other services on behalf of the Trust and not provided by persons not parties to this Agreement:

                           (i) preparing or assisting in the preparation of reports to and meeting materials for the Trustees;

                           (ii) supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Trust operations;

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                           (iii)    assisting in the preparation and making of
         filings with the Commission and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, amendments to the Trust's registration statement on Form N-2 and semi-annual reports on Form N-SAR and Form N-CSR;

                           (iv) overseeing the tabulation of proxies by the Trust's transfer agent;

                           (v) assisting in the preparation and filing of the Trust's federal, state and local tax returns;

                           (vi) assisting in the preparation and filing of the Trust's federal excise tax return pursuant to Section 4982 of the Code;

                           (vii) providing assistance with investor and public relations matters;

                           (viii) monitoring the valuation of portfolio securities and the calculation of net asset value;

                           (ix) monitoring the registration of shares of beneficial interest of the Trust under applicable federal and state securities laws;

                           (x) maintaining or causing to be maintained for the Trust all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Trust's custodian or other agents of the Trust;

                           (xi) assisting in establishing the accounting policies of the Trust;

                           (xii) assisting in the resolution of accounting issues that may arise with respect to the Trust's operations and consulting with the Trust's independent accountants, legal counsel and the Trust's other agents as necessary in connection therewith;

                           (xiii)   reviewing the Trust's bills;

                           (xiv) assisting the Trust in determining the amount of dividends and distributions available to be paid by the Trust to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and

                           (xv) otherwise assisting the Trust as it may reasonably request in the conduct of the Trust's business, subject to the direction and control of the Trustees.

         Nothing in this Agreement shall be deemed to shift to the Manager or diminish the obligations of any agent of the Trust or any other person not a party to this Agreement which is obligated to provide services to the Trust.

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                  (c)      Reports. The Manager shall furnish to the Trustees
periodic reports on the investment performance of the Trust and on the performance of the Manager's obligations pursuant to this Agreement, and the Manager shall supply such additional reports and information as the Trust's officers or the Trustees shall reasonably request.

         3. ALLOCATION OF EXPENSES. Except for the services and facilities to be provided by the Manager as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. In addition, the Manager shall pay the compensation and expenses of all Trustees, officers and employees of the Trust who are affiliated persons of the Manager and the Manager shall make available, without expense to the Trust, the services of the Manager's directors, officers and employees as may be duly elected Trustees and officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The expenses to be borne by the Trust shall include, without limitation:

                  (a) organization expenses of the Trust (including out-of-pocket expenses, but not including the Manager's overhead or employee costs);

                  (b)      fees payable to the Manager;

                  (c)      legal expenses;

                  (d)      auditing and accounting expenses;

                  (e) maintenance of books and records that are required to be maintained by the Trust's custodian or other agents of the Trust;

                  (f) telephone, telex, facsimile, postage and other communications expenses;

                  (g)      taxes and governmental fees;

                  (h) fees, dues and expenses incurred by the Trust in connection with membership in investment company trade organizations and the expense of attendance at professional meetings of such organizations;

                  (i) fees and expenses of accounting agents, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars;

                  (j) payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any;

                  (k)      expenses of preparing share certificates;

                  (l) expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Trust;

                  (m) expenses relating to investor and public relations provided by parties other than the Manager;

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                  (n)      expenses and fees of registering or qualifying shares
of beneficial interest of the Trust for sale;

                  (o) interest charges, bond premiums and other insurance expenses;

                  (p) freight, insurance and other charges in connection with the shipment of the Trust's portfolio securities;

                  (q) the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of the Manager;

                  (r) brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Trust;

                  (s) expenses of printing and distributing reports, notices and dividends to shareholders;

                  (t) expenses of preparing and setting in type, printing and mailing prospectuses and statements of additional information of the Trust and supplements thereto;

                  (u)      costs of stationery;

                  (v)      any litigation expenses;

                  (w) indemnification of Trustees and officers of the Trust;

                  (x)      costs of shareholders' and other meetings;

                  (y)      interest on borrowed money, if any; and

                  (z) the fees and other expenses of listing the Trust's shares on the New York Stock Exchange or any other national stock exchange.

         4.       MANAGEMENT FEE.

                  (a) The Trust shall pay to the Manager, as compensation for the Manager's services performed, facilities furnished and expenses assumed hereunder, a fee at the annual rate equal to [1.00%] of the Trust's average weekly managed assets. "Managed assets" means the total assets of the Trust (including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities (other than debt representing financial leverage).

                  (b) The management fee payable hereunder shall be computed weekly and paid monthly in arrears. In the event of termination of this Agreement, the fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

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                  (c)      The Manager may from time to time agree not to impose
all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Trust for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Manager. Any such fee reduction or undertaking may be discontinued or modified by the Manager at any time.

         5. RELATIONS WITH TRUST. Subject to and in accordance with the Declaration of Trust and Bylaws of the Trust and the Articles of Incorporation and Bylaws of the Manager, respectively, it is understood that the Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Manager are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, and that the effect of any such adverse interests shall be governed by said Declaration of Trust, Articles of Incorporation and Bylaws.

         6. LIABILITY OF MANAGER AND OFFICERS AND TRUSTEES OF THE TRUST. No provision of this Agreement shall be deemed to protect the Manager against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith, gross negligence or reckless disregard of his obligations and duties.

         7.       DURATION AND TERMINATION OF THIS AGREEMENT.

                  (a) Duration. This Agreement shall become effective on the date first written above. Unless terminated as herein provided, this Agreement shall remain in full force and effect until August 1, 2005 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Manager on sixty (60) days' written notice to the other party.

                  (c) Automatic Termination. This Agreement shall automatically terminate in the event of its "assignment," as that term is defined in the 1940 Act.

         8. NAME OF TRUST. It is understood that the name "Calamos", and any logo associated with that name, is the valuable property of Calamos Asset Management, Inc., and that the Trust has the right to include "Calamos" as a part of its name only so long as this Agreement shall continue. Upon termination of this Agreement the Trust shall forthwith cease to use the

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"Calamos" name and logo and shall take such action as is necessary to change the name of the Trust and to amend its Declaration of Trust to change the Trust's name.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the terms of the State of Delaware.

         10. SERVICES NOT EXCLUSIVE. The services of the Manager to the Trust hereunder are not to be deemed exclusive and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

         11. LIMITATION OF LIABILITY. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

         12. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, this Investment Management Agreement has been executed for the Manager and the Trust by their duly authorized officers, as of the date first set forth above.

                                             CALAMOS ASSET MANAGEMENT, INC.

                                             By: /s/ Patrick Dudasik
                                                ------------------------------
Attest: /s/ James S. Hamman, Jr.                Patrick Dudasik
       ----------------------------
       James S. Hamman, Jr.
                                             CALAMOS STRATEGIC TOTAL RETURN FUND

                                             By: /s/ James S. Hamman, Jr.
                                                ------------------------------
Attest: /s/ Patrick Dudasik                     James S. Hamman, Jr.
       ----------------------------
       Patrick Dudasik